Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of NeoGenomics, Inc. of our report dated February 26, 2019 relating the consolidating financial statements as of and for each of the years in the two-year period ended December 31, 2018 appearing in the Annual Report on Form 10-K of NeoGenomics, Inc. for the year ended December 31, 2019, and to the reference to us under the heading "Experts" in the prospectus.

/s/ Crowe LLP
Crowe LLP

Indianapolis, Indiana
April 29, 2020